EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141468) of The Goodyear Tire & Rubber Company of our report dated May 28, 2013 relating to the financial statements of The Goodyear Tire & Rubber Company Savings Plan for Retail Employees, which appears in this Form 11-K.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

June 3, 2013